John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[GRAPHIC OMITTED]
                                                              June 21, 2001


T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202

Attn:   Cheryl Emory
        Assistant Vice President

Re:      Sub-Investment Management Agreement
         dated as of May 1, 2001
         -----------------------------------

Dear Ms. Emory:

         This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement, relating to the Small Cap Value Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which maintains a 60 basis point charge for the first $500 million of Net Assets and introduces a 55 basis point charge for all amounts over $500 million. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

         Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                           JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                 SERIES TRUST I


By: /s/ ROBERT R. REITANO              By: /s/ MICHELE G. VAN LEER
    -----------------------                -------------------------------
Robert R. Reitano                      Michele G. Van Leer
Senior Vice President &                Chairman and Trustee
Chief Investment Strategist

Received and agreed to:
T. Rowe Price Associates, Inc.


By:  /s/ DARRELL N. BRAMAN
    ----------------------
Name:    Darrell N. Braman
         -----------------
Title:   Vice President
         -----------------


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                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES
                                      ----

Small Cap Value
---------------

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Current Net Assets Under Management      Sub-Investment Management Fee
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On the first $500,000,000                Sixty (60) basis points (0.60%)
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On amounts over $500,000,000             Fifty Five (55) basis points (0.55%)
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